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                                                                    EXHIBIT 99.1

                                CERUS CORPORATION
                       1998 NON-OFFICER STOCK OPTION PLAN
                    AS ADOPTED EFFECTIVE ON NOVEMBER 5, 1998
                        STOCKHOLDER APPROVAL NOT REQUIRED


1.      PURPOSES.

        (a) The purpose of the Plan is to provide a means by which selected Employees and Consultants who are not Officers or members of the Board of Directors may be given an opportunity to benefit from increases in value of the common stock of the Company through the granting of Nonstatutory Stock Options. Only Nonstatutory Stock Options may be granted hereunder.

        (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Consultants who are not Officers or members of the Board of Directors, to secure and retain the services of such new Employees and Consultants and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.      DEFINITIONS. AS USED HEREIN, THE FOLLOWING DEFINITIONS SHALL APPLY:

        (a) "AFFILIATE" shall mean any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code, or such other parent corporation or subsidiary corporation designated by the Board.

        (b) "BOARD" shall mean the Committee, if one has been appointed, or the Board of Directors, if no Committee is appointed.

        (c) "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

        (d) "CODE" shall mean the Internal Revenue Code of 1986, as amended.

        (e) "COMMITTEE" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

        (f) "COMMON STOCK" shall mean the Common Stock of the Company.

        (g) "COMPANY" shall mean Cerus Corporation, a Delaware corporation.

        (h) "CONSULTANT" shall mean any consultant, independent contractor or adviser to the Company or an Affiliate (provided that such person renders bona fide services not in connection with the offering and sale of securities in capital raising transactions) excluding an officer or director of the Company.

        (i) "CONTINUOUS SERVICE" shall mean the absence of any interruption or termination of service to the Company, an Affiliate, or any successors thereto, whether as an Employee or Consultant. The Board or the Chief Executive Officer of the Company may determine, in that


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party's sole discretion, whether Continuous Service as an Employee or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board or the Chief Executive Officer of the Company, including sick leave, military leave, or any other personal leave; or (ii) transfers between the Company, Affiliates or their successors.

        (j) "DISABILITY" shall mean the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (k) "EMPLOYEE" shall mean any person employed by the Company or by any Affiliate, excluding officers and directors of the Company.

        (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

        (m) "FAIR MARKET VALUE" shall mean, as of any date, the value of the Common Stock of the Company determined as follows:

               (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

               (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (n) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (o) "OFFICER" shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder and any other Employees of the Company whom the Board or the Committee classifies as "Officer" in its sole discretion.

        (p) "OPTION" shall mean a Nonstatutory Stock Option granted pursuant to the Plan.

        (q) "OPTION AGREEMENT" shall mean a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (r) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

        (s) "OPTIONEE" shall mean an Employee or Consultant who receives an Option.

        (t) "PLAN" shall mean this 1998 Non-Officer Stock Option Plan.


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        (u) "Share" shall mean a share of Common Stock, as adjusted in accordance with Section 11 of the Plan.

3.      STOCK SUBJECT TO THE PLAN.

        Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is one hundred twenty thousand (120,000) shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.      ADMINISTRATION OF THE PLAN.

        (a) PROCEDURE. The Plan shall be administered by the Board of Directors. The Board of Directors may appoint a Committee consisting of one or more members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused and remove all members of the Committee, and thereafter directly administer the Plan. Notwithstanding anything in this
Section 4 to the contrary, at any time the Board of Directors or the Committee may delegate to a committee of one or more members of the Board of Directors the authority to grant Options to all Employees and Consultants or any portion or class thereof.

        (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have such authority with regard to the Plan and the options as determined by the Board of Directors, including the authority, in its discretion: (i) to grant options under the Plan, provided, however, that only nonstatutory options may be granted under the Plan; (ii) to determine, upon review of relevant information and in accordance with Section 7(b), the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7(b); (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option, provided that no Options may be granted to persons who are neither Employees nor Consultants; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
(vii) to determine the terms and provisions of each Option granted (which need not be identical) in accordance with the Plan, and, with the consent of the holder thereof with respect to any adverse change, modify or amend each Option;
(viii) to accelerate or defer (the latter with the consent of the Optionee) the exercise date and vesting of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.


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        (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

5.      ELIGIBILITY.

        Options may be granted only to Employees or Consultants as defined in
Section 2 hereof. An Employee or Consultant who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options. Notwithstanding the foregoing, no Employee who is an Officer of the Company or who is a member of the Board of Directors shall be entitled to receive the grant of an Option under the Plan.

        The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting with the Company or any Affiliate, nor shall it interfere in any way with the Optionee's right or the Company's or any Affiliate's right to terminate the Optionee's employment at any time or the Optionee's consulting for the Company or an Affiliate pursuant to the terms of the Consultant's agreement with the Company or an Affiliate.

6.      TERM OF THE PLAN.

        The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect until terminated under Section 13 of the Plan.

7.      OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a) TERM. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

        (b) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be no less than 85% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred


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pursuant to Section 10, or (C) in any other form of legal consideration that may be acceptable to the Board.

        (d) VESTING. The total number of Shares subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that, from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the Shares allotted to that period, and may be exercised with respect to some or all of the Shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this
Section 7(d) are subject to any Option provisions governing the minimum number of Shares as to which an Option may be exercised.

        (e) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee or Consultant (or while an officer or director of the Company) to exercise the Option as to any part or all of the shares subject to the Option, subject to a repurchase right in favor of the Company on such terms as the Board shall establish.

        (f) TERMINATION OF SERVICE AS AN EMPLOYEE OR CONSULTANT. If an Optionee's Continuous Service as an Employee or Consultant ceases for any reason other than death or Disability, the Optionee may exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination, but only within such period of time ending on the earlier of (i) the date three (3) months (or such other period of time as is determined by the Board) after the date the Optionee's Continuous Service as an Employee or Consultant ceases, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Service (other than upon the Optionee's death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under Securities Act of 1933, as amended, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 7(g), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (g) DEATH OF OPTIONEE. In the event of the death during the term of the Option of an Optionee who is at the time of his or her death an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option, or in the event of the death of an Optionee within a period specified in the Option following the termination of the Optionee's Continuous Service as an Employee or Consultant for any other reason, the Option may be exercised at any time within the period ending on the earlier of (i) the date eighteen (18) months (or such other period of time as is determined by the Board) following


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the date of death, or (ii) the expiration date of the Option. The Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Option is not exercised (to the extent the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

        (h) DISABILITY OF OPTIONEE. In the event of the Disability during the term of the Option of an Optionee who is at the time of his or her Disability an Employee or Consultant and who shall have been in Continuous Service as an Employee or Consultant since the date of grant of the Option, the Optionee may exercise the Option to the extent that the Optionee was entitled to exercise it at the date of such termination, but only within such period ending on the earlier of (i) the date twelve (12) months (or such other period of time as is determined by the Board) after the date the Optionee ceases to be an Employee or Consultant on account of such disability, or (ii) the expiration of the term of such Option as set forth in the Option Agreement. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

8.      EXERCISE OF OPTION.

        (a) PROCEDURE FOR EXERCISE; RIGHTS AS A STOCKHOLDER. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

        An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 7(c). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11. An Option may not be exercised for a fraction of a Share.

        Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

        (b) WITHHOLDING. To the extent provided by the terms of the Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means ( in addition to the Company's right to


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withhold from any compensation paid to Optionee by the Company)or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable to the Optionee as a result of the exercise of the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

9.      TRANSFERABILITY OF OPTIONS.

        Except as otherwise expressly provided in the terms of the Option Agreement, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. Notwithstanding the foregoing, the Optionee may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

10.     ADJUSTMENTS UPON CHANGES IN STOCK.

        (a) CAPITALIZATION ADJUSTMENTS. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Section 3 and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b) CHANGE IN CONTROL - DISSOLUTION OR LIQUIDATION. In the event of a dissolution or liquidation of the Company, then all Options outstanding under the Plan shall be terminated if not exercised (if applicable) prior to such event.

        (c) CHANGE IN CONTROL - ASSET SALE, MERGER, CONSOLIDATION OR REVERSE MERGER. In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation (or a corporation which directly or indirectly controls such corporation) shall assume any Options outstanding under the Plan or shall substitute similar options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar options for those outstanding under the Plan, then with respect to Options held by Participants whose Continuous


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Service has not terminated, the vesting of such Options (and, if applicable, the time during which such Options may be exercised) shall be accelerated in full, and the Options shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) prior to such event.

11.     TIME OF GRANTING OPTIONS.

        The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

12.     AMENDMENT AND TERMINATION OF THE PLAN.

        (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable.

        (b) EFFECT OF AMENDMENT OR TERMINATION. Options granted before amendment of the Plan shall not be impaired any amendment unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

13.     SECURITIES LAW COMPLIANCE.

        Notwithstanding any provisions relating to vesting contained herein or in an Option, no Option granted hereunder may be exercised unless the shares issuable upon exercise of such option are then registered under the Securities Act of 1933, as amended.

14.     RESERVATION OF SHARES.

        The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.     OPTION AGREEMENT.

        Options shall be evidenced by written Option Agreements in such form or forms as the Board or the Committee shall approve.


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